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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF CORRECTION
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                 OF PSINET INC.

               Under Section 105 of the Business Corporation Law

     The undersigned, being the Vice Chairman and Executive Vice President of PSINet Inc. (the "Corporation"), in order to correct the Restated Certificate of Incorporation of the Corporation dated November 16, 1999, hereby certifies:

     FIRST:  The name of the Corporation is PSINet Inc.

     SECOND: The Restated Certificate of Incorporation of the Corporation being corrected was filed by the Department of State of the State of New York on November 16, 1999 (the "Restated Certificate of Incorporation").

     THIRD:  The Restated Certificate of Incorporation is hereby corrected under
Section 105 of the Business Corporation Law to correct the title of the signing officer.

     FOURTH: The first paragraph of the Restated Certificate of Incorporation is hereby corrected to read in its entirety as follows:

     "The undersigned, being the Vice Chairman and Executive Vice President of PSINet Inc. (the "Corporation"), in order to restate the Certificate of Incorporation of the Corporation in accordance with Section 807 of the Business Corporation Law of New York (the "Business Corporation Law"), hereby verifies:"

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Correction this 3rd day of December, 1999.



                                              /s/ David N. Kunkel
                                              -------------------
                                              David N. Kunkel
                                              Executive Vice President
                                               and Vice Chairman